UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   January 9, 2002
                                                            -----------------
                                                            (January 8, 2002)
                                                            -----------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

The following is a press release issued by the Company on January 8, 2002 and is being filed herein under Item 5. Other Events.


                   PNM Terminates Western Resources Agreement

ALBUQUERQUE, N.M., January 8, 2002 - The proposed transaction between PNM Resources (NYSE:PNM) and Western Resources Inc. (NYSE:WR) has been terminated by the PNM Resources Board of Directors, the company announced today. The agreement, entered into in November 2000, called for PNM to acquire Western's electric utility operations in Kansas in a stock transaction initially valued at more than $4 billion.

The agreement provided for termination of the deal if the parties had not made satisfactory progress toward completing the transaction by December 31, 2001. PNM filed suit against Western Resources in October, alleging that the Kansas company breached the agreement by misrepresenting the regulatory approvals needed and regulatory rulings in Kansas make it impossible to complete the transaction. Western filed its own lawsuit in November. Both lawsuits are now pending in New York state court.

"It is clear that this transaction cannot be completed as originally designed," said PNM Senior Vice President Patrick Ortiz, the company's chief legal counsel and corporate secretary. "Regulatory rulings in Kansas, including one declaring a necessary condition of the transaction to be unlawful, and actions and failures by Western which are inconsistent with the terms of the Agreement made it necessary for PNM to take this action."

"We regret that we were unable to complete this acquisition," said PNM Chairman, President and Chief Executive Officer Jeff Sterba. "The combination of PNM and Western's electric utility operations would have benefited shareholders of both companies as well as the people of New Mexico and Kansas."

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

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


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

         99.1 Letter to Western Resources, Inc. regarding PNM Resources' termination of the Agreement and Plan of Restructuring and Merger Among Western Resources, Inc. ("WRI"), Public Service Company of New Mexico ("PNM"), HVOLT Enterprises, Inc., HVK, Inc. and HVNM, Inc. ("Agreement")

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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                   (Registrant)


Date:  January 9, 2002                           /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)

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